UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2024

BIOREGENX, INC.

(formerly FINDIT, INC.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-56345 (Commission File Number)	30-1912453 (IRS Employer Identification No.)

7407 Ziegler Road
Chattanooga, Tennessee	37421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 770-4067

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed on January 6, 2023 in the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Registrant, the Registrant entered into a definitive merger agreement, dated as of December 29, 2022 by and between the Registrant and BioRegenx, Inc., a Nevada corporation.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Registrant filed Articles of Merger effective March 8, 2024 with the state of Nevada. Pursuant to the Articles of Merger, BioRegenx, Inc, a Nevada corporation was merged into the Registrant with the Registrant being the surviving company. The name of the Registrant was changed to BioRegenx, Inc.

Pursuant to the merger, all of the issued and outstanding BioRegenx common and preferred shares were exchanged for 851,977,296 common shares and 3,800 Series A preferred shares of the Registrant which represented 90.0% of the voting securities of the Registrant. Concurrently, holder(s) of the Registrant’s Series A and Series B preferred shares retired all of their Series A and Series B preferred shares back into the treasury. The retired Series A and Series B preferred shares represented a voting control of 98.47% of the Registrant. Simultaneously, the majority shareholders retired a total of 172,197,602 common shares. The exchange value of Registrant’s stock was the average closing price of Registrant for the month of November 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities were issued under Rule 506 of Regulation D of the Securities Act of 1933.

Item 5.01 Changes In Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, 3.02, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. As a result of the merger, a change in control of the Registrant occurred.

There are not any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 8, 2024, Raymond Firth and Thomas Powers resigned as officers of the Registrant and the following officers were appointed:

William Resides – Chief Executive Officer, Interim Financial Officer

Robert Doran – Executive Vice President

Sherri Adams – Chief Operating Officer

Gary Hennerberg – Secretary

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Effective March 8, 2024, Raymond Firth resigned as a director of the Registrant and the following directors were appointed to join Thomas Powers on the Board of Directors:

William Resides Robert Doran

Sherri Adams Gary Hennerberg

Suzanne Bird Jody Walker

Gary Kiss

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 8, 2024, the Registrant filed an Amendment to the Articles of Incorporation which increased the authorized common stock to One Billion Five Hundred Thousand (1,500,000,000) common shares. Additionally, the name of the Registrant was changed to BioRegenx, Inc.

The Registrant discovered that a Certificate of Designation was not properly filed in 2013 creating the 5,000,000 Series A preferred shares. Effective March 14, 2024, the Registrant filed a Certificate of Designation (and subsequently, a Certificate of Correction) curing the 2013 creation of the Series A preferred shares and ratifying the issuances of 5,000,000 Series A preferred shares in 2013 which were retired pursuant to the terms of the merger. Each Series A preferred share has voting rights of 2,500 votes per Series A preferred share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.5	Articles of Merger
3.6	Amendment to the Articles of Incorporation
3.7	Certificate of Designation
3.8	Certificate of Correction
99.2	Press Release dated March 14, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioRegenx, Inc. (formerly Findit, Inc.)

(Registrant)

Date: March 29, 2024

By: /s/ William Resides

Name: William Resides

Title: Chief Executive Officer

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